Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 4,000,000 shares of Mustang Alliances, Inc. common stock of our report dated December 26, 2007 on the financial statements of Mustang Alliances, Inc. for the period February 22, 2007 (inception) to November 30, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Wolinetz, Lafazan & Company, P.C.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
January 24, 2008